CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Representations and Warranties” and “Financial Highlights” in the Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Voya Investors Trust.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2025, and each included in Post-Effective Amendment No. 149 to the Registration Statement (Form N-1A, File No. 033-23512) of Voya Investors Trust, and each incorporated by reference into the Combined Proxy Statement/Prospectus and Statement of Additional Information included in this Registration Statement.

We consent to the incorporation by reference of our reports dated February 27, 2025 and February 25, 2026, with respect to the financial statements and financial highlights of VY® CBRE Global Real Estate Portfolio and VY® CBRE Real Estate Portfolio (two of the funds constituting Voya Investors Trust) included in the Annual Report to Shareholders (Form N-CSR) for the years ended December 31, 2024 and December 31, 2025 respectively, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 13, 2026